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                                  EXHIBIT 21.1

                       SUBSIDIARIES OF DADE BEHRING INC.

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                                                   State or Jurisdiction
                                                    of Incorporation or
Subsidiary                                             Organization
----------                                         ---------------------
Dade Microscan Inc.                                     Delaware
Dade Behring Export Corporation                         Delaware
Dade Finance, Inc.                                      Delaware
Dade Foreign Sales Corporation                          Barbados
Syva Diagnostics Holding Company                        Delaware
Syva Company                                            Delaware
Syva Childcare Inc.                                     Delaware
Dade Behring B.V.                                       Netherlands
Dade Behring S.A.                                       Belgium
D. Diagnosticos Lda.                                    Portugal
Dade Behring S.A.                                       France
Dade Behring Vertriebs GmbH                             Germany
Dade Behring AG                                         Switzerland
Dade Diagnostics AG                                     Switzerland
Dade Behring Canada Inc.                                Canada
Dade Behring, S.A. de C.V.                              Mexico
Dade Behring Ltd.                                       Japan
Dade Behring Ltda.                                      Brazil
Dade Behring de Venezuela C.A.                          Venezuela
Dade Behring Argentina, S.A.                            Argentina
Dade Behring Diagnostics Pty., Ltd.                     Australia
Dade Behring Holding GmbH                               Germany
Dade Behring Marburg GmbH                               Germany
Dade Behring Grundstrucks GmbH                          Germany
Dade Behring Vertriebs GmbH & Co.                       Germany
Dade Behring Austria Ges.m.b.H                          Austria
Behring Diagnostics Benelux S.A.                        Belgium
Dade Behring A/S                                        Denmark
Dade Behring OY                                         Finland
Dade Behring Hellas ABEE                                Greece
Dade Behring Diagnostica S.p.A.                         Italy
Instituto Behring S.p.A.                                Italy
Dade Behring S.p.A.                                     Italy
Syva Diagnostica B.V.                                   Netherlands
Syva European Distribution B.V.                         Netherlands
Dade Behring Diagnostika Norway AS                      Norway
Dade Behring Polska Sp.z.o.o.                           Poland
Behring Diagnostios Portugal-Meios de Diagnostico
 Medico, Lda.                                           Portugal
Dade Behring Diagnostics S.A.                           Spain
Dade Behring AB                                         Sweden
Dade Behring Diagnostik Ticaret Ltd. Sirketi            Turkey
Dade Behring Ltd.                                       U.K.
Behring Diagnostika AG                                  Switzerland
Dade Behring Diagnostics Pty. Ltd.                      Australia
Dade Behring Diagnostics Ltd., NZ                       New Zealand
Dade Behring Diagnostics Asia Pte. Ltd.                 Singapore
Dade Behring Diagnostics S.A.E.                         Egypt
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